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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
FULL HOUSE RESORTS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
	(1)	Title of each class of securities to which transaction applies:
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

FULL HOUSE RESORTS, INC.
4670 Fort Apache Road, Suite 190
Las Vegas, Nevada 89147

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held on Friday, February 13, 2004

Dear Stockholder:

        You are invited to attend our Annual Meeting of Stockholders, which will be held at 10:00 a.m., local time, on Friday, February 13, 2004, at Embassy Suites, 74-700 Highway 111, Palm Desert, California 92260, for the following purposes:

  (1)
  The election of three (3) members to our Board of Directors to serve until our 2005 Annual Meeting of Stockholders or until their successors are duly elected and qualified; and

  (2)
  The transaction of such other business as may properly come before the annual meeting, including any adjournments or postponements thereof.

        The Board of Directors has fixed the close of business on December 19, 2003 as the record date for determining those stockholders entitled to notice of, and to vote at, the annual meeting and any adjournments or postponements thereof.

        Whether or not you expect to be present, please sign, date and return the enclosed proxy card in the enclosed pre-addressed envelope as promptly as possible. No postage is required if mailed in the United States.

By Order of the Board of Directors

William P. McComas Chairman of the Board and Chief Executive Officer
Las Vegas, Nevada December 23, 2003

YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. EVEN IF YOU EXECUTE A PROXY CARD, YOU MAY NEVERTHELESS ATTEND THE MEETING, REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE, AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

2004 ANNUAL MEETING OF STOCKHOLDERS
OF
FULL HOUSE RESORTS, INC.

PROXY STATEMENT

        This proxy statement contains information relating to our 2004 Annual Meeting of Stockholders to be held at 10:00 a.m., local time, on February 13, 2004, at Embassy Suites, 74-700 Highway 111, Palm Desert, California 92260 and to any adjournments or postponements. The approximate date that this proxy statement and the enclosed form of proxy are first being sent to stockholders is December 29, 2003.

ABOUT THE MEETING

What Is The Purpose Of The Annual Meeting?

        At the annual meeting, stockholders will act upon the matters outlined in the accompanying notice of meeting, including the election of three (3) directors. In addition, our management will report on our performance during 2002 and respond to questions from stockholders.

Who Is Entitled To Vote?

        Only stockholders of record at the close of business on the record date, December 19, 2003, are entitled to receive notice of the annual meeting and to vote the shares of our common stock or preferred stock that they held on that date at the meeting, or any postponement or adjournment of the meeting. Each outstanding share of common stock entitles its holder to cast one vote on each matter to be voted upon. Each outstanding share of preferred stock entitles its holder to cast one vote on each matter to be voted upon. Half of the outstanding shares of preferred stock are held by Mr. William P. McComas, our Chairman and Chief Executive Officer.

Who Can Attend The Meeting?

        All stockholders as of the record date, or their duly appointed proxies, may attend. Please note that if you hold shares in "street name," that is, through a broker or other nominee, you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date. You will also need a photo ID to gain admission.

What Constitutes A Quorum?

        The presence at the meeting, in person or by proxy, of the holders of 40% of the shares of our common stock and preferred stock outstanding on the record date will constitute a quorum, permitting the meeting to conduct its business. As of the record date, 10,340,380 shares of our common stock were outstanding and held by approximately 129 stockholders of record, and 700,000 shares of our Series A Preferred Stock were outstanding and entitled to one vote each voting together with the common stock and held by two stockholders of record. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting for purposes of determining a quorum but will not be counted as votes cast "for" or "against" any given matter.

        If less than a majority of outstanding shares entitled to vote are represented at the meeting, a majority of the shares present at the meeting may adjourn the meeting to another date, time or place, and notice need not be given of the new date, time or place if the new date, time or place is announced at the meeting before an adjournment is taken.

How Do I Vote?

        If you complete and properly sign the accompanying proxy card and return it to us, it will be voted as you direct. If you are a registered stockholder and you attend the meeting, you may deliver your completed proxy card in person. "Street name" stockholders who wish to vote at the meeting will need to obtain a proxy from the institution that holds their shares.

        Prior to the annual meeting, we will select one or more inspectors of election. These inspectors will determine the number of shares of common stock and Series A preferred stock represented at the meeting, the existence of a quorum, the validity of proxies and will count the ballots and votes and will determine and report the results to us.

Can I Change My Vote After I Return My Proxy Card?

        Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with our Secretary either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

What Are The Board's Recommendations?

        The enclosed proxy is solicited on behalf of the board of directors. Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of our board of directors. The recommendation of the board of directors is set forth with the description of each item in this proxy statement. In summary, the board of directors recommends a vote:

  •
  FOR the election of the nominated slate of directors (see pages 5-6).

        The board of directors does not know of any other matters that may be brought before the meeting nor does it foresee or have reason to believe that the proxy holders will have to vote for substitute or alternate board nominees. In the event that any other matter should properly come before the meeting or any nominee is not available for election, the proxy holders will vote as recommended by the board of directors or, if no recommendation is given, in accordance with their best judgment.

What Vote Is Required To Approve Each Item?

        Election Of Directors. A plurality of the votes cast at the meeting is required for the election of directors. A properly executed proxy marked "WITHHOLD AUTHORITY" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. Stockholders do not have the right to cumulate their votes for directors.

        Other Items.    For any other item which may properly come before the meeting, the affirmative vote of a majority of the shares of common stock present, either in person or by proxy, and voting will be required for approval, unless otherwise required by law. A properly executed proxy marked "ABSTAIN" with respect to any of those matters will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

        If you hold your shares in "street name" through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by these "broker non-votes" will, however, be counted in determining whether there is a quorum.

Who Pays For The Preparation Of The Proxy Statement?

        We will pay the cost of preparing, assembling and mailing the proxy statement, notice of meeting and enclosed proxy card. In addition to the use of mail, our employees may solicit proxies personally and by telephone. Our employees will receive no compensation for soliciting proxies other than their regular salaries. We may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to their principals and to request authority for the execution of proxies and we may reimburse those persons for their expenses incurred in connection with these activities. We will compensate only independent third party agents that are not affiliated with us but solicit proxies. At this time, we do not anticipate that we will be retaining a third party solicitation firm, but should we determine, in the future, that it is in our best interests to do so, we will retain a solicitation firm and pay for all costs and expresses associated with retaining this solicitation firm.

        You should review the information provided in this proxy statement in conjunction with our 2002 Annual Report to Stockholders, which accompanies this proxy statement. Our principal executive offices are located 4670 South Fort Apache Road, Suite 190, Las Vegas, Nevada 89147 and our telephone number is (702) 221-7800. A list of stockholders entitled to vote at the annual meeting will be available at our offices for a period of ten days prior to the meeting and at the meeting itself for examination by any stockholder.

SECURITY OWNERSHIP

        The following table sets forth information as of the record date concerning the beneficial ownership of our common stock by:

  •
  each person known by us to be the beneficial owner of more than 5% of our outstanding common stock,

  •
  each director,

  •
  each of the named executive officers (as defined below), and

  •
  all executive officers and directors as a group.

Name and Address of Beneficial Owner	Number of Shares Owned (1)		Percentage of Class Outstanding (1)
Common Stock:
William P. McComas (2)	2,058,537	(3)	19.4%
Lee A. Iacocca (2)	1,381,471	(3)(4)	13.0%
LKL Family Limited Partnership 10900 Wilshire Boulevard, Suite 310 Los Angeles, California 90024	1,056,471		10.2%
J. Michael Paulson	3,281,500	(5)	31.7%
Allen E. Paulson Living Trust 514 Via De La Valle, Suite 210 Solana Beach, California 92075	3,181,500		30.8%
Michael P. Shaunnessy (2)	-0-		-0-%
All Officers and Directors as a Group (3 Persons)	3,440,008	(6)	31.5%
Preferred Stock:
William P. McComas (2)	350,000		50.0%
H. Joe Frazier 2420 Sea Island Drive Fort Lauderdale, Florida 33301	350,000		50.0%

(1)
Shares are considered beneficially owned, for purposes of this table only, if held by the person indicated as beneficial owner, or if such person, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, has or shares the power to vote, to direct the voting of and/or dispose of or to direct the disposition of, such security, or if the person has a right to acquire beneficial ownership within 60 days, unless otherwise indicated in these footnotes. Any securities outstanding which are subject to options or warrants exercisable within 60 days are deemed to be outstanding for the purpose of computing the percentage of outstanding securities of the class owned by such person, but are not deemed to be outstanding for the purpose of computing the percentage of the class owned by any other person.

(2)
The address for Messrs. McComas, Iacocca, and Shaunnessy and is c/o Full House Resorts, 4670 South Fort Apache Road, Suite 190, Las Vegas, Nevada 89147

(3)
Includes options to purchase 250,000 and 325,000 shares of common stock for Messrs. McComas and Iacocca, respectively.

(4)
Includes 1,056,471 shares held by the LKL Family Limited Partnership of which Lee A. Iacocca is the General Partner.

(5)
Includes 3,181,500 shares held by the Allen E. Paulson Living Trust of which Mr. J. Michael Paulson is the trustee.

(6)
Includes 575,000 shares of common stock which may be purchased upon exercise of currently exercisable options.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

        Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers and persons who own more than ten percent of our outstanding common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock. These persons are required by SEC regulation to furnish us with copies of all such reports they file.

        To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, we believe that all Section 16(a) reports were timely filed by our officers, directors and greater than ten percent beneficial owners.

PROPOSAL ONE: ELECTION OF DIRECTORS

        Our bylaws provide that the number of directors constituting our board of directors shall be fixed from time to time by the board. Our board of directors currently consists of three directors. One of our current directors, Michael P. Shaunnessy, has determined not to stand for re-election. The nominees to be voted on by stockholders at this meeting are William P. McComas, Lee A. Iacocca and J. Michael Paulson.

        All nominees have consented to be named and have indicated their intent to serve if elected. We have no reason to believe that any of these nominees are unavailable for election. However, if any of the nominees become unavailable for any reason, the persons named as proxies may vote for the election of such person or persons for such office as our board of directors may recommend in the place of such nominee or nominees. It is intended that proxies, unless marked to the contrary, will be voted in favor of the election of William P. McComas, Lee A. Iacocca and J. Michael Paulson.

        The names, ages and positions of all our nominees for director and executive officers as of December 19, 2003 are listed below, followed by a brief account of their business experience during the past five years.

Name	Age	Position
William P. McComas	77	Chairman and Chief Executive Officer
Lee A. Iacocca	79	Director
J. Michael Paulson	48	Director Nominee
Michael P. Shaunnessy	50	Executive Vice President and Chief Financial Officer
Megan G. McIntosh	48	Secretary

        William P. McComas has been one of our directors since November 1992. He served as interim President of Full House Resorts between October 7, 1997 and April 9, 1998 and became Chairman of the Board and Chief Executive Officer on March 5, 1998. He has been President of McComas Properties, Inc., a California real estate development company, since January 1984. Mr. McComas and companies controlled by him have owned or developed several hotels and resorts, including Marina Bay Resort, Fort Lauderdale, Florida; Ocean Colony Hotel and Resort, Half Moon Bay, California; Residence Inn by Marriott, Somers Point, New Jersey; and five Holiday Inns located in Des Moines, Iowa; San Angelo, Texas; Suffern, New York; Niagara Falls, New York; and Fort Myers, Florida.

        Lee A. Iacocca has been one of our directors since April 1998. In 1997, he founded EV Global Motors, to design, market and distribute the next generation of electric vehicles. Mr. Iacocca is former Chief Executive Officer and Chairman of the Board of Directors of Chrysler Corporation, retiring from those positions in 1992. He retired as a Chrysler Director in September 1993 and continued to serve as a consultant to Chrysler until 1994. He is Chairman of the Iacocca Foundation, a philanthropic organization dedicated to educational projects and the advancement of diabetes research, and is Chairman of the Committee for Corporate Support of Joslin Diabetes Foundation. Mr. Iacocca is also Chairman Emeritus of the Statue of Liberty—Ellis Island Foundation and serves on the Advisory Board of Reading Is Fundamental, the nation's largest reading motivation program.

        J. Michael Paulson is a nominee to become one of our directors. Mr. Paulson has been involved in the real estate development and investment business since 1986 as the Founder, Owner and President of Nevastar Investments Corp. and Construction Specialist of Nevada, Inc. Mr. Paulson has been a director, president and general manager of Gold River Resort and Casino, Inc. and Gold River Operating Corporation Since 2000. Mr. Paulson also serves as a director or officer of various businesses involving thoroughbred racing and breeding operations, oil exploration and real estate, gaming and equity investments. Mr. Paulson worked in the aerospace industry for 17 years, including 11 years with Gulfstream Aerospace Corporation.

        Michael P. Shaunnessy was became one of our directors on March 16, 2001 and has decided not to stand for re-election. He joined us in July 1998 as Executive Vice President and Chief Financial Officer. Mr. Shaunnessy has over 15 years experience in the gaming industry. From 1995 to 1998 he was Vice President—Finance and Chief Accounting Officer of Primadonna Resorts, Inc. He was with Aztar Corporation from 1983 to 1995, serving in senior financial positions at properties in New Jersey and Nevada. Mr. Shaunnessy received his Master of Science in Business Administration in Accountancy from Northern Illinois University in DeKalb, Illinois.

        Megan G. McIntosh has been employed by Full House since December 1, 1994 and has been the Secretary of Full House since November 20, 1995.

        The term of office of each director ends at the next annual meeting of stockholders or when his successor is elected and qualified. Our officers serve at the discretion of the board of directors, subject to the terms of any employment agreements. None of our directors receive compensation for their service as a director.

Meetings and Committees of the Board of Directors

        During fiscal year 2002, the board of directors held five meetings of the board of directors and four meetings of the board of directors acting as the audit committee. Each director attended at least 75% of the board of directors meetings and committee meetings for which their attendance was required.

        Our board of directors does not currently have a standing audit, nominating or compensation committee or any committees performing similar functions. The full board of directors performs these functions. Only one of the current members of our board of directors is independent as defined in the listing standard established by the NASD.

Compensation Committee Interlocks and Insider Participation

        We do not have a compensation committee of our board of directors. No executive officer of Full House serves as a member of the compensation committee of the board of directors of any entity one or more of whose executive officers serves as a member of our board of directors.

INDEPENDENT AUDITOR MATTERS

Independent Auditors

        We have retained the firm of Deloitte & Touche, LLP. to serve as Full House's independent auditors for the year ended December 31, 2003. Deloitte & Touche, LLP, audited Full House's annual consolidated financial statements for the year ending December 31, 2002. Representatives of Deloitte & Touche, LLP are expected to attend the meeting, and be available to answer questions. We do not expect them to make a statement.

        During fiscal years 2001 and 2002, Full House retained Deloitte & Touche, LLP to provide services in the following categories and amounts:

Audit Fees

        We paid or accrued an aggregate of $83,600 in 2002 and $71,200 in 2001 in fees for professional services rendered by Deloitte & Touche, LLP in connection with the audit of our financial statements for the most recent fiscal year and the reviews of the financial statements included in each of our Quarterly Reports on Form 10-QSB during that fiscal year.

Audit Related Fees

        We did not engage Deloitte & Touche, LLP for any audit related professional services for the fiscal year ended December 31, 2002 or the fiscal year ended December 31, 2001.

Tax Fees

        We did not engage Deloitte & Touche, LLP for any tax related professional services for the fiscal year ended December 31, 2002 or the fiscal year ended December 31, 2001.

All Other Fees

        We did not engage Deloitte & Touche, LLP for any other services for the fiscal year ended December 31, 2002 or the fiscal year ended December 31, 2001.

        Because we do no have an audit committee, we do not have audit committee pre-approval policies and procedures. All of the services provided by our independent auditors were approved by our board of directors and the board of directors believes that the provision of these services is consistent with maintaining the accountants' independence.

EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table sets forth the annual compensation paid or accrued by us for services rendered during each year presented, for our Chief Executive Officer and Chief Financial Officer, collectively known as the Named Executive Officers, for services in all capacities to us and our subsidiaries. No other executive officer received over $100,000 in annual salary and bonus in 2002.

Summary Compensation Table

Annual Compensation
Name and Principal Position	Fiscal Year	Salary	Other Annual Compensation
William P. McComas, Chairman and Chief Executive Officer	2002 2001 2000	$250,000 250,000 250,000	-0- -0- -0-
Michael P. Shaunnessy Executive Vice President and Chief Financial Officer	2002 2001 2000	250,000 200,000 200,000	-0- -0- 50,000

Option Grants In Last Fiscal Year

        We did not grant any options to purchase common stock to the Named Executive Officers during 2002.

Aggregated Option/SAR Exercises in Last Fiscal Year
and Fiscal Year-End Option/SAR Values

        The following table sets forth certain information concerning the fiscal year-end value of the unexercised stock options held by the Named Executive Officers. No options were exercised by such officers in 2002.

	Number of Securities Underlying Unexercised Options at 2001 Fiscal Year End
			Value of Unexercised In the Money Options at 2001 Fiscal Year End (1)
Name
	Exercisable	Unexercisable	Exercisable	Unexercisable
William P. McComas	250,000	-0-	-0-	-0-
Michael P. Shaunnessy	176,000	-0-	-0-	-0-

(1)
Based upon the market value of the underlying securities at December 31, 2002 of $0.51, minus the exercise price of "in-the-money" options.

Employment Agreements

        In January 2002, we entered into an employment agreement with Michael P. Shaunnessy, our chief financial officer. The agreement provides that during the two-year term Mr. Shaunnessy will be paid a salary of $250,000 and shall participate in such benefits plans and bonus plans as we provide to other executives. In the event he is terminated without cause or he terminates his employment for good reason, each as defined in the agreement, we will continue to pay his salary, benefits and bonus until January 1, 2004. In the event there is a change of control, we are obligated to pay Mr. Shaunnessy cash in the amount of one year's salary.

Stock Option Plans

        We previously adopted our 1992 Incentive Plan, which was amended in 1999. We are no longer able to issue incentive awards under this plan. As of December 31, 2002 we had options to purchase 586,000 shares of our common stock outstanding under this plan.

EQUITY COMPENSATION PLAN INFORMATION

        The following table provides information as of December 31, 2002 with respect to compensation plans (including individual compensation arrangements) under which our equity securities are authorized for issuance.

	Equity Compensation Plan Information
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (in thousands) (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a) (in thousands) (c)
Equity compensation plans approved by security holders	761,000	$2.72	None
Equity compensation plans not approved by security holders(1)	150,000	2.52	None

Total	911,000	$2.65	None

(1)
Options to purchase 150,000 shares of our common stock were issued in 1994 to a consultant. These options are exercisable at $2.25 per share and expire June 1. 2004.

Certain Relationships and Related Transactions

        None

GENERAL INFORMATION

        Other Matters.    The Board of Directors does not intend to present any matter for action at the annual meeting other than the matters described in this proxy statement. If any other matters properly come before the annual meeting, it is intended that the holders of the proxies hereby solicited will act in respect to such matters in accordance with their best judgment.

        Information Concerning Shareholder Proposals and Director Nominations.    Any stockholder satisfying the Securities and Exchange Commission requirements and wishing to submit a proposal to be included in the proxy statement for the 2005 Annual Meeting of Stockholders should submit the proposal in writing to the Corporate Secretary, Full House Resorts, Inc., 4670 South Fort Apache Road, Suite 190, Las Vegas Nevada. We must receive a proposal by August 25, 2004 in order to consider it for inclusion in the proxy statement for the 2005 Annual Meeting of Stockholders.

        Stockholders who wish to present director nominations or any other business at the 2005 Annual Meeting of Stockholders are required to notify the Corporate Secretary of their intent no later than August 25, 2004. We retain discretion to vote proxies we receive with respect to proposals received after November 14, 2004.

By Order of the Board of Directors,

William P. McComas Chairman of the Board and Chief Executive Officer
Las Vegas, Nevada December 23, 2003

PROXY
FULL HOUSE RESORTS, INC.

This Proxy is Solicited on behalf of the Board of Directors

        KNOWN ALL MEN BY THESE PRESENTS, that the undersigned, a stockholder in Full House Resorts, Inc., a Delaware corporation ("Full House") hereby appoints William P. McComas and Lee A. Iacocca, and each of them acting jointly, if more than one be present, to be the true and lawful attorneys and proxies for the undersigned, to vote all of shares of Full House as the undersigned is entitled to vote, with all powers the undersigned would possess if personally present, at the annual meeting of stockholders of Full House to be held on June 3, 2003 or any adjournment thereof, on the following matters and, in their discretion, on such other matters as may properly come before the meeting. This proxy will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR the following Proposals.

ANNUAL MEETING OF STOCKHOLDERS OF
FULL HOUSE RESORTS, INC.

FEBRUARY 13, 2004

PROPOSAL ONE: Election of Directors.

☐	FOR all nominees listed below	☐	WITHHOLD AUTHORITY to vote for all nominees listed below

A VOTE FOR ALL NOMINEES IS RECOMMENDED BY THE BOARD OF DIRECTORS.
NOMINEES ARE:

        William P. McComas
        Lee A. Iacocca
        J. Michael Paulson

*
To withhold authority to vote for any individual nominee, print that nominee's name on the line provided below:

Exceptions:

OTHER MATTERS: Granting the proxies discretionary authority to vote upon any other unforeseen matters which are properly brought before the meeting as management may recommend.

        The undersigned hereby revokes any and all other proxies heretofore given by the undersigned and hereby ratifies all that the above-named proxies may do at such meeting or any adjournments thereof, by virtue hereof.

Dated:	, 2004

Signature(s)

Note: When shares are hold by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such and also state the name of the stockholder of record for whom you act. If a corporation, please sign in full corporate name by President or other authorized officer.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY USING THE ENCLOSED ENVELOPE.

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Summary Compensation Table